
<ARTICLE>                                    5
<LEGEND>
This Restated Schedule contains summary financial information extracted from the consolidated  financial statements included in the registrant's Annual Report on
Form 10-K of which this  schedule is an exhibit  thereto and is qualified in its entirety by reference to such consolidated financial statements.<F1>
</LEGEND>
<MULTIPLIER>                              1000

<PERIOD-TYPE>                                12-MOS             12-MOS              12-MOS
<FISCAL-YEAR-END>                            DEC-31-1994        DEC-31-1995         DEC-31-1996
<PERIOD-END>                                 DEC-31-1994        DEC-31-1995         DEC-31-1996
<CASH>                                                     0                726             14,255
<SECURITIES>                                               0                  0             18,000
<RECEIVABLES>                                              0             57,979            114,234
<ALLOWANCES>                                               0                691              1,115
<INVENTORY>                                                0             56,313            112,916
<CURRENT-ASSETS>                                           0            116,547            266,712
<PP&E>                                                     0              3,444              9,432
<DEPRECIATION>                                             0                510              1,225
<TOTAL-ASSETS>                                             0            119,787            299,045
<CURRENT-LIABILITIES>                                      0             54,328            123,231
<BONDS>                                                    0                  0                  0
<PREFERRED-MANDATORY>                                      0                  0                  0
<PREFERRED>                                                0                  0                  0
<COMMON>                                                   0                199                216
<OTHER-SE>                                                 0             64,658             94,766
<TOTAL-LIABILITY-AND-EQUITY>                               0            119,787            299,045
<SALES>                                              309,227            419,149            589,718
<TOTAL-REVENUES>                                     309,227            419,149            589,718
<CGS>                                                290,463            390,950            543,878
<TOTAL-COSTS>                                        290,463            390,950            543,878
<OTHER-EXPENSES>                                           0                  0                  0
<LOSS-PROVISION>                                           0                  0                  0
<INTEREST-EXPENSE>                                       164              1,383              2,118
<INCOME-PRETAX>                                        7,505             12,003             20,123
<INCOME-TAX>                                           1,623              3,838              7,328
<INCOME-CONTINUING>                                    5,882              8,165             11,037
<DISCONTINUED>                                             0                  0                  0
<EXTRAORDINARY>                                            0                  0                  0
<CHANGES>                                                  0                  0                  0
<NET-INCOME>                                           5,882              8,165             11,037
<EPS-PRIMARY>                                              0<F2>              0<F2>              0<F2>
<EPS-DILUTED>                                              0<F2>              0<F2>              0<F2>



<F1>
     The data included in this Schedule includes information derived from the Consolidated Balance Sheets and the Consolidated Statements of Income for all financial statement periods presented in the accompanying Annual Report. The consolidated financial statements included in the Annual Report have been restated to reflect the acquisition by the registrant of the Allied Companies in June 1996 pursuant to a business combination accounted for using the pooling of interests method of accounting. Historical balance sheet information as of December 31, 1994 is not included in this Schedule since a balance sheet as of such date is not presented in the accompanying Annual Report. The consolidated financial statements have also been adjusted retroactively, where applicable, to give effect to the Company's 5-4 stock split of its Common Stock to be effected in the form of a 25% stock dividend paid on March 3, 1997 to stockholders of record on February 11, 1997.
<F2>
     Historical net income per share amounts are not presented because such information is not meaningful as the Company was not a tax paying entity on a consolidated basis for all periods presented. Pro forma primary earnings per share amounts that include estimates of income tax amounts that the Company would have incurred had they been a tax paying entity are $0.33, $0.43 and $0.50 for the three years ended December 31, 1994, 1995 and 1996, respectively. Fully diluted earnings per share amounts are $0.32, $0.42 and $0.49 for the three years ended December 31, 1994, 1995 and 1996, respectively.




